SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: February 27, 2003
               Date of earliest event reported: February 27, 2003

                               AXA FINANCIAL, INC.
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             (Exact name of Registrant as specified in its charter)



 Delaware                                 1-11166               13-3623351
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 (State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)



 1290 Avenue of the Americas
 New York, New York                                             10104
 ---------------------------------------------     -----------------------------
 (Address of principal executive offices)                     (Zip Code)


                                 (212) 554-1234
                       ----------------------------------
              (Registrant's telephone number, including area code)

                                      None
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             (Former name or address, if changed since last report)

ITEM 5.  OTHER EVENTS

Today, February 27, 2003, AXA, the Registrant's parent, issued a press release, announcing its consolidated 2002 results of operations prepared in accordance with generally accepted accounting principles in France ("French GAAP"). Included within AXA's consolidated 2002 results of operations are the results of operations of the Registrant and its consolidated subsidiaries, presented in accordance with French GAAP. Set forth below is a reconciliation of the Registrant's contribution to AXA's consolidated French GAAP Underlying Earnings (French GAAP net income excluding amortization of goodwill, net capital gains (losses), exceptional operations and the impacts of the September 11 terrorism attack) to the Registrant's consolidated Net Earnings prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

                               AXA FINANCIAL, INC.
    RECONCILIATION OF THE CONTRIBUTION TO AXA FRENCH GAAP UNDERLYING EARNINGS
                      TO AXA FINANCIAL'S US GAAP NET INCOME
                                  (in millions)

                                                                                                    FULL YEAR
                                                                                            ----------------------------
                                                                                                2002             2001
                                                                                            -----------      -----------
CONTRIBUTION TO AXA FRENCH GAAP UNDERLYING EARNINGS PER AXA PRESS RELEASE - IN EUROS
   US Life & Savings                                                                               680              617
   Alliance Capital                                                                                194              274
   AXA Financial Holding Company                                                                   (78)             (82)
                                                                                            -----------      -----------
TOTAL CONTRIBUTION TO AXA FRENCH GAAP UNDERLYING EARNINGS                                          796              809

        Total after-tax capital losses, net                                                       (166)             (84)

        Total after-tax impacts of  Sept. 11 terrorism attacks                                       0              (16)
                                                                                            -----------      -----------
TOTAL CONTRIBUTION TO AXA FRENCH GAAP ADJUSTED EARNINGS:                    IN EUROS               630              709

                                                     Average exchange rate: US$ 1.00 =            1.06             1.12

                                                                            IN US $              $ 596            $ 634
Reconciling Items:

   (A)  GMIB/DB reserves                                                                            25                -
   (B)  Investment income & capital gains                                                          (70)             (95)
   (C)  Employee stock based compensation                                                           (7)              33
   (D)  Accrual for employee continuity/severance agreements                                         0              (29)
   (E)  Amortization of goodwill & intangible assets                                               (14)            (124)
        Other                                                                                       (2)               6
                                                                                            -----------      -----------
CONSOLIDATED US GAAP NET EARNINGS                                                                $ 528            $ 425
                                                                                            ===========      ===========
Notes:

   (A) Reflects the accounting for reinsurance contracts ceding variable annuity guaranteed minimum income benefit ("GMIB") risks as derivative contracts at fair value under US GAAP vs.ceded reinsurance reserves under French GAAP.

   (B) Primarily reflects accounting for certain equity investments on the equity method of accounting under US GAAP vs. historical cost less valuation allowances under French GAAP.

   (C)    Primarily reflects variable plan accounting of Stock Appreciation
          Rights under US GAAP vs. fixed plan accrual accounting under French GAAP.

   (D) Reflects the capitalization of certain costs under French GAAP as part of the purchase price in connection with the acquisition of the minority interest of AXA Financial.

   (E) Persuant to SFAS No. 142, goodwill is no longer being amortized under US GAAP effective January 1, 2002.

In addition, the Registrant is also filing herewith, as Exhibit 99.1, its audited consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 in accordance with U.S. GAAP.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

18. Preferability Letter from PricewaterhouseCoopers regarding the adoption of a preferable accounting principle.

99.1 Audited consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 in accordance with U.S. GAAP.

ITEM 9.  REGULATION FD DISCLOSURE

The information provided in connection with Item 9 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with General Instruction B of Form 8-K, the information provided in connection with Item 9 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)
(2) of the Securities Act of 1933, as amended (the "Securities Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act. The furnishing of the information set forth in connection with Item 9 of this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information that is required to be disclosed solely by Regulation FD.

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
At a meeting held with security analysts on February 27, 2003, Vice Chairman and Chief Financial Officer of the Registrant, Stanley B. Tulin, discussed the impacts under French GAAP of a 10% market value decline in Separate Account balances and the replacement of the reversion to the mean approach with a 9% annual gross long-term assumption, respectively, on the Registrant's Deferred Policy Acquisition Costs ("DAC") and reserves for the guaranteed minimum death benefit ("GMDB") and the guaranteed minimum income benefit ("GMIB") features provided in certain variable annuities.

The accounting for DAC is discussed in Note 2 to the Registrant's December 31, 2002 Consolidated Financial Statements attached as Exhibit 99.1 to this Form 8-K. Under both French GAAP and U.S. GAAP, at December 31, 2002, an assumed immediate 10% market value decline in Separate Account balances would result in an increase in DAC amortization of approximately $22 million. Under both French GAAP and U.S. GAAP, at December 31, 2002, had the assumption for projected future Separate Account performance not incorporated a reversion to the mean approach, but instead utilized a 9% annual gross long-term return estimate, DAC amortization would have increased by approximately $92 million.

With respect to the GMDB and GMIB reserves, the approximate impacts under French GAAP that were discussed are presented in the table below, along with the comparative approximate impacts on the U.S. GAAP results (in millions):

                                         INCREASE (DECREASE) IN NET RESERVES(1)
                                         --------------------------------------
                                             FRENCH GAAP          U.S. GAAP
                                         ------------------- ------------------
   10% Market Decline                            $19                $(36)
   Eliminate Reversion to the Mean                57                  78

The U.S. GAAP accounting for GMDB and GMIB reserves and related reinsurance is discussed in Notes 2, 9 and 14 to the Registrant's December 31, 2002 Consolidated Financial Statements attached as Exhibit 99.1 to this Form 8-K. Gross reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges over the lives of the contracts, using a method consistent with that contained in a proposed Statement of Position issued by the American Institute of Certified Public Accountants entitled "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts." Reinsurance recoverable balances related to ceded GMDB exposure are calculated using methodologies and assumptions that are consistent with those used to calculate the direct GMDB liability. However, the reinsurance contracts ceding GMIB exposure are considered derivatives under Statement of Financial Accounting Standards No. 133, and, therefore, are required to be reported in the balance sheet at their fair value. As a result, the accounting that is required for the GMIB gross reserves is inconsistent with the accounting required for the related reinsurance asset under U.S. GAAP. This inconsistency does not exist in French GAAP, which does not treat the reinsurance contracts as derivatives, and instead allows calculation of reinsurance recoverable balances using methodologies and assumptions consistent with those used to calculate the direct GMIB liability.

The decrease in net reserves estimated to result under U.S. GAAP, as compared to an increase in the net reserves under French GAAP, from an immediate 10% market value decline at December 31, 2002 is due to the greater sensitivity of the fair value of the GMIB reinsurance derivative asset to changes in market performance, compared to the impact of those changes on the related reserve liability.

The difference between the U.S. GAAP and French GAAP impacts of the elimination of the reversion to the mean approach is due to differences in the methods of calculation of the French GAAP GMIB reinsurance recoverable asset and the U.S. GAAP GMIB reinsurance derivative asset, including the fact that reversion to the mean is not used as an assumption in determining the fair value of the U.S. GAAP GMIB reinsurance derivative asset. Therefore, there is no impact under U.S. GAAP on the GMIB reinsurance derivative asset as a result of elimination of the reversion to the mean approach.

--------
(1) For U.S. GAAP, GMDB reserves net of related reinsurance recoverable and GMIB reserves net of the related reinsurance derivative asset.

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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AXA FINANCIAL, INC.


Date:  February 27, 2003             By:    /s/ Alvin H. Fenichel
                                            ------------------------------------
                                     Name:  Alvin H. Fenichel
                                     Title: Senior Vice President and Controller


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


                                  EXHIBIT INDEX


Exhibit                                     Exhibit


Number                                      Description


18. Preferability Letter from PricewaterhouseCoopers regarding the adoption of a preferable accounting principle.

99.1 Audited consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 in accordance with U.S. GAAP.


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